Exhibit 1.01

KVH Industries, Inc.

CONFLICT MINERALS REPORT

This Conflict Minerals Report of KVH Industries, Inc. (“KVH”, “we”, or “our”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2020 to December 31, 2020.

Rule 13p-1 and Form SD require companies to disclose certain information regarding products that they manufacture, or contract to manufacture, when: (a) those products contain one or more of the minerals gold, columbite-tantalite (coltan), cassiterite, or wolframite, or their derivatives tantalum, tin, and tungsten (the “Conflict Minerals”); (b) those Conflict Minerals are necessary to the functionality or production of those products; and (c) those Conflict Minerals originated, or may have originated, in the Democratic Republic of the Congo or in a country that shares an internationally recognized border with the Democratic Republic of the Congo (the “Covered Countries”).

Section 1.  Product Review and Reasonable Country of Origin Inquiry

Section 1.1  Product Review

KVH conducted an analysis of its product lines and determined that Conflict Minerals are used in its system-level products and components.

Section 1.2  Reasonable Country of Origin Inquiry and Conclusion

KVH’s international supply chain is complex. KVH is several layers removed from the smelters in its supply chain, making it difficult to trace the origin of any Conflict Minerals necessary to the functionality or production of its products.

For our 2020 reasonable country of origin inquiry (“RCOI”), we reviewed our suppliers of direct materials, components and system-level products (collectively referred to as “Supplier Materials”). We generated internal reports analyzing all Supplier Material purchases for 2020 (“Total Supplier Spend”). We then ranked each supplier based on the aggregate Total Supplier Spend. We determined that suppliers with $25,000 or more in Total Supplier Spend accounted for 97% of Total Supplier Spend made by KVH during 2020, and determined that it would be reasonable to concentrate our RCOI efforts on this group of 100 suppliers. We refer to this group of suppliers as our “Primary Suppliers.”

In our RCOI for 2020, we surveyed our Primary Suppliers using a template developed by the Responsible Business Alliance (RBA) and the Global e-Sustainability Initiative (GeSI) (the “Conflict Minerals Reporting Template”). KVH sent the Conflict Minerals Reporting Template to all 100 Primary Suppliers and received 99 responses, which represented 99% of our targeted supplier group and approximately 97% of Total Supplier Spend. We made additional requests for responses from the one Primary Supplier that did not respond initially, but our efforts were not successful. Of the 99 responses received by KVH, 32 indicated that the Conflict Minerals used in Supplier Materials supplied to KVH came from “conflict-free” sources and furnished a list of their verified smelters; 51 confirmed that no Conflict Minerals were used in the Supplier Materials supplied to KVH; and 16 indicated that they were unsure of the origin of the Conflict Minerals in the Supplier Materials that they supplied to us.

Although the response rate of our Primary Suppliers increased from approximately 95% in 2019 to 99% in 2020, the percentage who reported themselves as DRC conflict “undeterminable” also increased from 12% in 2019 to 16% in 2020. Thus, we concluded that, for 2020, as in prior reporting years, we do not have sufficient information from our suppliers or other sources to determine with specificity the countries of origin of the Conflict Minerals used in our products or whether they are from recycled or scrap sources. Therefore, we cannot exclude the possibility that some of these Conflict Minerals may have originated in the Covered Countries and/or are not from recycled or scrap sources.

Section 2.  Due Diligence

KVH’s due diligence efforts related to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by KVH; (iii) for which the manufacture was completed during 2020; and (iv) for which KVH was unable to form the basis for a reasonable belief that none of the Conflict Minerals necessary to the functionality or production of those products originated in a Covered Country. The products, which are hereinafter referred to collectively as the “Covered Products,” include KVH’s mobile satellite communications products and components, as well as inertial navigation products and components.

Section 2.1  Design of KVH’s Due Diligence Measures

KVH designed its due diligence measures to conform to the framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).

Section 2.2  Due Diligence Measures Performed by KVH

The due diligence processes followed by KVH are described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

1.              Management Systems

We previously established and have maintained throughout 2020 internal processes for Conflict Minerals supply chain due diligence and reporting. We have implemented a Conflict Minerals Policy Statement and related procedures to help support our supply chain due diligence efforts and communication processes designed to provide information, including our Conflict

Minerals Policy Statement, to our suppliers and to the public. In this regard, our supplier purchase contracts include terms and conditions and other contractual flow-downs requiring supplier cooperation and compliance with KVH’s due diligence efforts. We also maintain a “Supplier Information” web page to facilitate supplier access to important documents, including but not limited to KVH’s Conflicts Minerals Policy Statement, Standard Terms and Conditions of Purchase and General Quality Clauses, each of which can be found at http://www.kvh.com/suppliers. Additionally, prior to any engagement with KVH, we generally require all prospective suppliers to (a) provide information about their due diligence program and the steps they have taken to determine whether there are any Conflict Minerals in their supply chain; and (b) submit a completed copy of their latest Conflict Minerals Reporting Template. This information gives our Global Supply Chain team early visibility into the compliance program maturity level and smelter base of prospective vendors before we start to do business with that company.

For 2020, our efforts to identify smelters/refiners in our supply chain was facilitated through the use of due diligence tools created by the Responsible Minerals Initiative (“RMI”) founded by the RBA and GeSI for independent third-party audit information, including the Conflict Minerals Reporting Template. The information furnished by our Primary Suppliers was reviewed and analyzed by our internal team led by KVH’s Director of Global Supply Chain and retained within the company’s document retention system. The data obtained from our Primary Suppliers was vetted by our Global Supply Chain team and then used to generate a comprehensive list of all smelters/refiners that had been identified by our Primary Suppliers, which list was then cross-referenced against information from RMI’s Responsible Minerals Assurance Process (“RMAP”) to help us identify the compliant smelters/refiners and origin of minerals processed.

2.              Assessment of Risk in the Supply Chain

In order to determine the origin of Conflict Minerals in the Covered Products:

•                  An initial meeting of our Global Supply Chain team was held on January 22, 2021 to review our 2020 annual spending and to determine the parameters of our RCOI for 2020.

•                  On or around January 29, 2021, we sent letters to our Primary Suppliers, explaining our conflict minerals disclosure obligations and referring the suppliers to online training materials and instructions, and solicited survey responses using the Conflict Minerals Reporting Template.

•                  Having received responses from only 33 of the 100 Primary Suppliers by the end of the third week of February 2021, a second meeting of our Global Supply Chain team was held on February 19, 2021, during which team members were tasked with following-up with all non-responsive Primary Suppliers.

•                  Over the next 6 to 8 weeks, members of KVH’s Global Supply Chain team continued its efforts to contact the remaining Primary Suppliers, and by April 23, 2021, KVH had received responses from 99 of the 100 Primary Suppliers.  Of the 99 respondents, 88 returned the Conflict Minerals Reporting Template and 11 provided a separate statement regarding conflict minerals.

•                  Having received responses from 99% of our Primary Suppliers, which represented approximately 97% of Total Supplier Spend for 2020, KVH then reviewed the responses and followed up on any incomplete or ambiguous responses.

•                  Our Global Supply Chain team then compared the smelters/refiners identified by its Primary Suppliers against the list of facilities that have received a “conformant” designation from the RMI’s RMAP, which designations provide country of origin and due diligence information on the Conflict Minerals sourced by such facilities.

3.              Strategies to Respond to Identified Risks

KVH’s due diligence efforts are an evolving process that we strive to improve by: (i) maintaining a supplier onboarding process that solicits information about sourcing of conflict minerals, (ii) focusing on the reliability and quality of the information received from our Primary Suppliers; (iii) reviewing responses and following up on incomplete, inaccurate or ambiguous data; (iv) contacting Primary Suppliers who have consistently reported products to be “DRC conflict undeterminable” or the equivalent to determine what steps they have taken to improve their due diligence processes; and (v) maintaining internal processes designed to emphasize the importance of supplier cooperation and compliance with our Conflict Minerals Policy Statement through readily accessible policies and contractual flow-down clauses governing the business relationship, which not only provide us with leverage to promote compliance but also the flexibility needed to reassess and/or terminate certain relationships, as appropriate.

4.              Independent Third-Party Audits

As a result of KVH’s position in the supply chain, there are generally several tiers of suppliers between KVH and the smelters/refiners in our supply chain, and therefore we do not conduct or commission independent third-party audits of the smelters and refiners from which our Primary Suppliers source Conflict Minerals. KVH has relied upon industry initiatives, including the RMI’s RMAP, for independent third-party audit information.

5.              Reporting

With the preparation and submission of this Conflict Minerals Report, KVH has provided a public report of its due diligence measures with regard to the sourcing of Conflict Minerals. A copy of this report is available at https://ir.kvh.com/financial-information/sec-filings.

Section 3.  Results of Due Diligence

The response rate among our Primary Suppliers in 2020 was 99%. Among the responses, some of our Primary Suppliers were unable to identify any of the smelters or refiners used in the Supplier Materials supplied to us and certain responses also included names of smelters or refiners that we believe may have been incomplete or misidentified. Such names have not been included among the list of smelters and refiners identified by our Primary Suppliers in Annex 1 below.

In total, we identified approximately 514 smelters as potential sources of Conflict Minerals that were reported to be in the supply chain at some point during the 2020 calendar year, a significant increase from the prior year. The table below presents the total number of identified smelters or refiners for each mineral and the corresponding percentage of each group that we have been able to verify as conflict-free according to information provided on the RMI website.

Metal	Total Number of Identified Smelters for Each Metal	Identified Smelters or Refiners Verified as RMAP Conformant
Gold	225	46%
Tantalum	55	53%
Tin	168	33%
Tungsten	66	61%

For the Conflict Minerals contained in the Covered Products, KVH’s due diligence efforts failed to clarify whether the Conflict Minerals contained in those products may have originated in a Covered Country or came from recycled or scrap sources. Ten Primary Suppliers identified four smelters in their supply chains that KVH believes to be higher-risk based on publicly available information regarding their location, namely:

Mineral	Smelter	Location
Gold	African Gold Refinery	Uganda
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Universal Precious Metals Refining Zambia	Zambia
Tin	Luna Smelter, Ltd.	Rwanda

RMI identified Luna Smelter, Ltd. of Rwanda as a “conformant” smelter.

Our Global Supply Chain team previously contacted the Primary Suppliers who identified the smelters listed above to confirm what efforts each has taken either to certify its smelters or to identify alternate sources. Each of the Primary Suppliers informed KVH that they do not directly purchase materials from any of the smelters listed above and that they were either (i) downstream distributors of components and/or (ii) engaged as build-to-print contract manufacturers who do not choose the components. Consequently, as in prior reporting years, we were unable to validate that any of the smelters or refiners identified by our Primary Suppliers, including the smelters identified above, are actually in our supply chain. We will continue to follow our risk-mitigation processes implemented in 2019 to help identify possible higher-risk suppliers prior to engagement, and we intend to contact any new suppliers who identify higher-risk smelters such as these to confirm what efforts they have taken either to certify their smelters or to identify alternate sources, if necessary.

Based on our due diligence efforts, KVH has concluded that we do not have sufficient information to determine with specificity the country of origin of all of the Conflict Minerals in our Covered Products or to determine whether the Conflict Minerals were from recycled or scrap sources. Based on the information received from our Primary Suppliers, KVH believes that the facilities that may have been used to process Conflict Minerals in our Covered Products include the smelters and refiners listed in Annex 1 below.

Section 4.  Future Steps to Improve Due Diligence

In order to improve our due diligence process and compliance efforts for 2021, KVH intends to:

•                  Continue to gather additional information which will assist us in determining whether the Conflict Minerals we utilize benefit armed groups contributing to human rights violations;

•                  Continue to collect and evaluate supplier responses and follow-up with those suppliers that we have deemed to be a higher risk due to incomplete or ambiguous responses; and

•                  Continue to review, and, if necessary, reassess supplier relationships based on information and resources provided by third-party conflict minerals audit programs such as the RMI’s RMAP and other industry initiatives promoting responsible mineral sourcing practices.

KVH will continue to expect our suppliers to reasonably assure us that the minerals in the products they supply are conflict-free.

Section 5.  Forward Looking Statements

This report includes forward-looking statements that involve risks and uncertainties, including for example statements regarding our due diligence processes with respect to Conflict Minerals. Forward-looking statements are not guarantees of future performance. KVH assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Annex 1

* Denotes smelters/ refiners that received a “conflict-free” designation from an independent third-party audit program, as of May 24, 2021.

Metal	Smelter or Refiner Name	Country
Gold	8853 S.p.A.*	Italy
Gold	Abington Reldan Metals, LLC	United Arab Emirates
Gold	Advanced Chemical Company*	United States
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Al Etihad Gold Refinery DMCC*	United Arab Emirates
Gold	Al Ghaith Gold	United Arab Emirates
Gold	Alexy Metals	United States
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	ARY Aurum Plus	United Arab Emirates
Gold	Asahi Pretec Corp.*	Japan
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	Asahi Refining USA Inc.*	United States
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners*	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG*	Germany
Gold	Bangalore Refinery*	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	Canada
Gold	Cendres + Metaux S.A.*	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.*	Italy
Gold	Chugai Mining*	Japan
Gold	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates

Metal	Smelter or Refiner Name	Country
Gold	DODUCO GmbH*(1)	Germany
Gold	Dowa*	Japan
Gold	DS PRETECH Co., Ltd.	Korea, Republic of
Gold	DSC (Do Sung Corporation)*	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd.*(2)	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant*	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant*	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation*	United States
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Hua Jian Trade Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guangdon Jinxian Gaoxin Cai Liao Gong Si	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hang Seng Technology	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.	Korea, Republic of
Gold	Heimerle + Meule GmbH*	Germany
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Metals Hong Kong Ltd.*	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	China
Gold	Hop Hing electroplating factory Zhejiang	China
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China

(1)   Presumed to refer to DODUCO Contacts and Refining GmbH, a conformant smelter.

(2)   Presumed to refer to Eco-System Recycling Co., Ltd. East Plant, North Plant or West Plant, all conformant smelters.

Metal	Smelter or Refiner Name	Country
Gold	Hung Cheong Metal Manufacturing Limited	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	JALAN & Company	India
Gold	Japan Mint*	Japan
Gold	Jiangxi Copper Co., Ltd.*	China
Gold	Jin Jinyin Refining Co., Ltd.	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States
Gold	KGHM Polska Miedz Spolka Akcyjna*	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Zinc Co., Ltd.*	Korea, Republic of
Gold	Kosak Seiren	Japan
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L’Orfebre S.A.*	Andorra
Gold	LS-NIKKO Copper Inc.*	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals*	Brazil
Gold	Materion*	United States
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	MD Overseas	India
Gold	Metal Concentrators SA (Pty) Ltd.*	South Africa
Gold	Metallix Refining Inc.	United States
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China

Metal	Smelter or Refiner Name	Country
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Modeltech Sdn. Bhd.	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat*	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Nihon Superior Co., Ltd.	Japan
Gold	Nyrstar Metals	United States
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Russian Federation
Gold	OJSC Novosibirsk Refinery*(3)	Russian Federation
Gold	PAMP S.A.*	Switzerland
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Precious Metals Sales Corp.	United States
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	QG Refining, LLC	United States
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Realized the Enterprise Co., Ltd.	China
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Remondis Pmr B.V.*	Netherlands
Gold	Republic Metals Corporation	United States
Gold	Rio Tinto Group	China
Gold	Royal Canadian Mint*	Canada
Gold	SAAMP*	France
Gold	Sabin Metal Corp.	United States
Gold	Safimet S.p.A*	Italy

(3)   Presumed to refer to JSC Novosibirsk Refinery, a conformant smelter.

Metal	Smelter or Refiner Name	Country
Gold	SAFINA A.S.*	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals*	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Sellem Industries Ltd.	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shan Dong Huangjin	China
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold	Shandon Jin Jinyin Refining Limited	China
Gold	Shandong Hengbang Smelter Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Penglai Gold Smelter	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Yanggu Xiangguang Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.*	Taiwan
Gold	Sino-Platinum Metals Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	SungEel HiMetal Co., Ltd.*	Korea, Republic of
Gold	Suntain Co., Ltd.	Taiwan
Gold	Super Dragon Technology Co., Ltd.	China
Gold	SuZhou ShenChuang recycling Ltd.	China
Gold	T.C.A S.p.A*	Italy
Gold	Taiwan Totai Co. Ltd.	Taiwan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium

Metal	Smelter or Refiner Name	Country
Gold	TOO Tau-Ken-Altyn*	Kazakhstan
Gold	Torecom*	Korea, Republic of
Gold	Tsai Brother industries	Taiwan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.*	Switzerland
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Gold	Wang Ting	China
Gold	Western Australian Mint (T/a The Perth Mint)*	Australia
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Wuzhong Group	China
Gold	Xiamen JInbo Metal Co., Ltd.	China
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yamato Denki Ind. Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China
Gold	Zhaojun Maifu	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zhuhai toxic materials Monopoly Ltd.	China
Gold	Zhuzhou Smelting Group Co., Ltd	China
Tantalum	Anhui Herrman Impex Co.	China
Tantalum	Asaka Riken Co., Ltd.*	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	CP Metals Inc.	United States
Tantalum	D Block Metals, LLC*	United States
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.*	United States
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China

Metal	Smelter or Refiner Name	Country
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*(4)	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	Nantong Tongjie Electrical Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	NPM Silmet AS*	Estonia
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	PM Kalco Inc	United States
Tantalum	Power Resources Ltd.	Macedonia, the former Yugoslav Republic of
Tantalum	QuantumClean*	United States
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	Telex Metals*	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Ulba Metallurgical Plant JSC*	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China

(4)   Presumed to refer to KEMET de Mexico, a conformant smelter.

Metal	Smelter or Refiner Name	Country
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China
Tin	Alpha*	United States
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Arco Alloys	United States
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	Chofu Works	Japan
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Justindo	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dongguan City Xida Soldering Tin Products Co.	China
Tin	Dowa*	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto*	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals*	Poland
Tin	Fuji Metal Mining Corp.	Japan
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.*	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	Guangxi Hua Tin Gold Minute Fee, Ltd.	China
Tin	Guangxi Nonferrous Metals Group	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China

Metal	Smelter or Refiner Name	Country
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China
Tin	Hezhou Jinwei Tin Co., Ltd.	China
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Huichang Jinshunda Tin Co., Ltd.*	China
Tin	Hulterworth Smelter	China
Tin	Jiang Jia Wang Technology Co.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.*	China
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tin	Ju Tai Industrial Co., Ltd.	China
Tin	Ketabang	Indonesia
Tin	Lian Jing	China
Tin	Luna Smelter, Ltd.*	Rwanda
Tin	M/s ECO Tropical Resources	Singapore
Tin	Ma An Shan Shu Guang Smelter Corp.	China
Tin	Ma’anshan Weitai Tin Co., Ltd.*	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Materials Eco-Refining Co., Ltd.	Japan
Tin	Melt Metais e Ligas S.A.*	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.*	United States
Tin	Metallo Belgium N.V.*	Belgium
Tin	Metallo Chimique	Belgium
Tin	Metallo Spain S.L.U.*	Spain
Tin	Minchali Metal Industry Co., Ltd.	Taiwan
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Ney Metals and Alloys	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	Old City Metals Processing Co., Ltd.	China
Tin	Omodeo A. E. S. Metalleghe Srl.	China
Tin	Operaciones Metalúrgicas S.A.*	Bolivia
Tin	Pan Light Corporation	Taiwan
Tin	Pongpipat Company Limited	Myanmar

Metal	Smelter or Refiner Name	Country
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Natari	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Rajawali Rimba Perkasa*	Indonesia
Tin	PT Rajehan Ariq*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur*	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Mentok*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan

Metal	Smelter or Refiner Name	Country
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China
Tin	Sichuan Guanghan Jiangnan casting smelters	China
Tin	Sigma Tin Alloy Co., Ltd.	China
Tin	Soft Metais Ltda.*	Brazil
Tin	Solder Court Ltd.	China
Tin	Spectro Alloys Corp.	United States
Tin	Super Ligas	Brazil
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China
Tin	Taicang City Nancang Metal Material Co., Ltd.	China
Tin	Taiwan high-tech Co., Ltd.	Taiwan
Tin	Taiwan Huanliang	Taiwan
Tin	Taiwan’s lofty Enterprises Ltd.	Taiwan
Tin	TAP	United States
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	Vietnam
Tin	Thailand Mine Factory	Thailand
Tin	Thaisarco*	Thailand
Tin	Three green surface technology limited company	China
Tin	Tianshui Ling Bo Technology Co., Ltd.	China
Tin	Tin Plating Gejiu	China
Tin	Tin Technology & Refining*	United States
Tin	Tong Long	China
Tin	Top-Team Technology (Shenzhen) Ltd.	China
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Untracore Co., Ltd.	China
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	WELLEY	Taiwan
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tin	Wujiang City Luxe Tin Factory	China
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	Xin Furukawa Metal (Wuxi) Co., Ltd.	China
Tin	Xuri	China
Tin	Yifeng Tin	China
Tin	Yiquan Manufacturing	China
Tin	Yuecheng Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China
Tin	Yunnan Geiju Smelting Corp.	China
Tin	Yunnan Industrial Co., Ltd.	China
Tin	Yunnan Malipo Baiyi Kuangye Co.	China

Metal	Smelter or Refiner Name	Country
Tin	Yunnan Tin Company Limited*	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	China
Tin	Zhongshan Jinye Smelting Co.,Ltd	China
Tungsten	A.L.M.T. TUNGSTEN Corp.*(5)	Japan
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	China Molybdenum Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	CP Metals Inc.	United States
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Daido Steel	Japan
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	GEM Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*	China
Tungsten	Hydrometallurg, JSC*	Russian Federation
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

(5)   Presumed to refer to A.L.M.T. Corp., a conformant smelter.

Metal	Smelter or Refiner Name	Country
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation
Tungsten	Kennametal Fallon*	United States
Tungsten	Kennametal Huntsville*	United States
Tungsten	KGETS Co., Ltd.*	Korea, Republic of
Tungsten	Lianyou Metals Co., Ltd.*	Taiwan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	India
Tungsten	Moliren Ltd.*	Russian Federation
Tungsten	Niagara Refining LLC*	United States
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Vietnam
Tungsten	Toshiba Material Co., Ltd.	China
Tungsten	Tungsten Diversified Industries LLC	United States
Tungsten	Unecha Refractory metals plant*	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Woltech Korea Co., Ltd.*	Korea, Republic of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China